FORM T-1
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2) |__|

THE BANK OF NEW YORK TRUST COMPANY, N.A.
(Exact name of trustee as specified in its charter)

Florida	95-3571558
(State of incorporation	(I.R.S. employer
if not a U.S. national bank)	identification no.)

700 South Flower Street
Suite 500
Los Angeles, California	90017
(Address of principal executive offices)	(Zip code)

GIBRALTAR INDUSTRIES, INC.
(Exact name of obligor as specified in its charter)

Delaware	13-1445150
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)
AIR VENT INC.
(Exact name of obligor as specified in its charter)

Delaware	37-1016691
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

ALABAMA METAL INDUSTRIES CORPORATION
(Exact name of obligor as specified in its charter)

Delaware	63-0003325
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)
APPLETON SUPPLY COMPANY, INC.
(Exact name of obligor as specified in its charter)

Delaware	13-1546329
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)
B&W HEAT TREATING CORP.
(Exact name of obligor as specified in its charter)

Nova Scotia, Canada	98-0393556
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)
B&W LEASING, LLC.
(Exact name of obligor as specified in its charter)

Delaware	20-0768478
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)
B&W OF MICHIGAN, INC.
(Exact name of obligor as specified in its charter)

Delaware	20-0170132
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

BRAZING CONCEPTS COMPANY
(Exact name of obligor as specified in its charter)

Michigan	38-3202445
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)
CAROLINA COMMERICAL HEAT TREATING, INC.
(Exact name of obligor as specified in its charter)

Nevada	57-0510551
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)
CLEVELAND PICKLING, INC.
(Exact name of obligor as specified in its charter)

Delaware	16-1323420
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)
CONSTRUCTION METALS, LLC.
(Exact name of obligor as specified in its charter)

California	33-0467847
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)
DIAMOND PERFORATED METALS, INC.
(Exact name of obligor as specified in its charter)

California	95-2909372
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

GATOR GRATE, INC.
(Exact name of obligor as specified in its charter)

Louisiana	72-1338254
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)
GIBRALTAR INTERNATIONAL, INC.
(Exact name of obligor as specified in its charter)

Delaware	81-0557276
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)
GIBRALTAR STEEL CORPORATION OF NEW YORK
(Exact name of obligor as specified in its charter)

New York	16-091536
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)
GIBRALTAR STRIP STEEL, INC.
(Exact name of obligor as specified in its charter)

Delaware	06-1217919
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)
GSCNY CORP.
(Exact name of obligor as specified in its charter)

Delaware	20-0330038
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

HARBOR METAL TREATING CO.
(Exact name of obligor as specified in its charter)

Michigan	38-1614453
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)
HARBOR METAL TREATING OF INDIANA, INC.
(Exact name of obligor as specified in its charter)

Michigan	38-2398534
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)
HI-TEMP HEAT TREATING, INC.
(Exact name of obligor as specified in its charter)

Delaware	16-1570421
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)
INTERNATIONAL GRATING, INC.
(Exact name of obligor as specified in its charter)

Texas	74-1719652
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)
K&W METAL FABRICATORS, LLC
(Exact name of obligor as specified in its charter)

Colorado	84-0625442
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

PENNSYLVANIA INDUSTRIAL HEAT TREATERS, INC.
(Exact name of obligor as specified in its charter)

Pennsylvania	25-1550765
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)
SCM METAL PRODUCTS, INC.
(Exact name of obligor as specified in its charter)

Delaware	20-4161055
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)
SEA SAFE, INC.
(Exact name of obligor as specified in its charter)

Louisiana	72-0849427
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)
SOLAR GROUP, INC.
(Exact name of obligor as specified in its charter)

Delaware	16-1544663
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)
SOLAR OF MICHIGAN, INC.
(Exact name of obligor as specified in its charter)

Delaware	02-0638711
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

SOUTHEASTERN METALS MANUFACTURING COMPANY INC.
(Exact name of obligor as specified in its charter)

Florida	59-1025796
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)
UNITED STEEL PRODUCTS COMPANY, INC.
(Exact name of obligor as specified in its charter)

Minnesota	41-0914525
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)
WM.R. HUBBELL STEEL CORPORATION
(Exact name of obligor as specified in its charter)

Illinois	36-3088188
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

3556 Lake Shore Road
P.O. Box 2028
Buffalo, New York	14219
(Address of principal executive offices)	(Zip code)

8% Senior Subordinated Notes due 2015
(Title of the indenture securities)

1.	General information. Furnish the following information as to the trustee:
(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency
United States Department of the Treasury	Washington, D.C. 20219

Federal Reserve Bank	San Francisco, California 94105

Federal Deposit Insurance Corporation	Washington, D.C. 20429
(b)	Whether it is authorized to exercise corporate trust powers.
Yes.

2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).
1.	A copy of the articles of association of The Bank of New York Trust Company, N.A. (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121948).

2.	A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-121948).

3.	A copy of the authorization of the trustee to exercise corporate trust powers. (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-121948).

4.	A copy of the existing by-laws of the trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-121948).

6.	The consent of the trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-121948).

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE
     Pursuant to the requirements of the Act, the trustee, The Bank of New York Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of Jacksonville, and State of Florida, on the 26th day of June, 2006.

THE BANK OF NEW YORK TRUST COMPANY, N.A.

By:	/s/ WILLIAM S. CARDOZO

Name:	WILLIAM S. CARDOZO
Title:	VICE PRESIDENT

EXHIBIT 7
Consolidated Report of Condition of
THE BANK OF NEW YORK TRUST COMPANY, N.A.
of 700 South Flower Street, Suite 200, Los Angeles, CA 90017
     At the close of business March 31, 2006, published in accordance with Federal regulatory authority instructions.

Dollar Amounts in Thousands
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	3,453
Interest-bearing balances	0
Securities:
Held-to-maturity securities	63
Available-for-sale securities	62,137
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold	40,800
Securities purchased under agreements to resell	115,000
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases, net of unearned income 0
LESS: Allowance for loan and lease losses 0
Loans and leases, net of unearned income and allowance	0
Trading assets	0
Premises and fixed assets (including capitalized leases)	4,043
Other real estate owned	0
Investments in unconsolidated subsidiaries and associated companies	0
Not applicable
Intangible assets:
Goodwill	265,964
Other Intangible Assets	15,721
Other assets	37,548

Total assets	$544,729

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LIABILITIES

Deposits:
In domestic offices		1,891
Noninterest-bearing	1,891
Interest-bearing	0
Not applicable
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased		0
Securities sold under agreements to repurchase		0
Trading liabilities		0
Other borrowed money:
(includes mortgage indebtedness and obligations under capitalized leases)		58,000
Not applicable
Not applicable
Subordinated notes and debentures		0
Other liabilities		73,236
Total liabilities		133,127

Minority interest in consolidated subsidiaries		0

EQUITY CAPITAL

Perpetual preferred stock and related surplus		0
Common stock		1,000
Surplus (exclude all surplus related to preferred stock)		321,520
Retained earnings		89,351
Accumulated other comprehensive income		-269
Other equity capital components		0

Total equity capital		411,602

Total liabilities, minority interest, and equity capital (sum of items 21, 22, and 28)		544,729

     I, William J. Winkelmann, Vice President of the above-named bank do hereby declare that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.

William J. Winkelmann	)	Vice President
     We, the undersigned directors (trustees), attest to the correctness of the Report of Condition (including the supporting schedules) for this report date and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Michael K. Klugman, President	)
Michael F. McFadden, MD	)	Directors (Trustees)
Frank P. Sulzberger, Vice President	)

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